Exhibit 99.1

News Release

Contact: Amanda Juliano, Investor Relations Specialist

858.668.2586x4265

investorrelations@bridgepointeducation.com

Bridgepoint Education Reports Second Quarter 2010 Results

Total student enrollment increases 48.9% year-over-year; Revenue increases 56.7% year-over-year

Announces authorization to repurchase shares

SAN DIEGO, CA. (August 3, 2010) — Bridgepoint Education, Inc. (NYSE:BPI), a provider of postsecondary education services, announced today its results for the three and six months ended June 30, 2010.

Highlights for the second quarter ended June 30, 2010 are as follows:

•                  Total student enrollment at period end increased 48.9% year-over-year to 67,744.

•                  Revenue increased 56.7% to $173.8 million from $110.9 million for the second quarter of 2009.

•                  Operating income increased to $59.2 million from $1.8 million for the same period in 2009.

•                  Net income was $35.3 million compared with net income of $1.3 million for the same period in 2009.

•                  Fully diluted earnings per common share was $0.58, compared with $0.02 for the same period in 2009.

“Our results once again demonstrate the strong demand in the U.S. among working adults for access to an affordable, high quality postsecondary education,” said Andrew Clark, Chief Executive Officer of Bridgepoint Education.  “Bridgepoint Education, through innovation and a strong commitment to each and every one of our students, remains focused on driving positive student outcomes at our academic institutions.  Our approach to improving student successes is predicated on assuring student readiness, leveraging our technology and providing our excellent faculty with sophisticated student assessment tools.”

“While several complexities remain with respect to the Department of Education’s proposed gainful employment rules, our initial analysis indicates that all programs at Ashford University would satisfy both the 8% debt-to-income ratio and the 45% repayment threshold, reaffirming our confidence that our academic institutions are well positioned to meet the proposed new requirements.”

Student Enrollment

Total student enrollment at the Company’s academic institutions, Ashford University and University of the Rockies, increased 48.9% to 67,744 students at June 30, 2010, compared with 45,504 students at the end of the second quarter of 2009.

Combined new student enrollments for the second quarter of 2010 at Bridgepoint Education’s academic institutions were approximately 18,450, an increase of 26.4%, compared with combined new student enrollments of approximately 14,600 for the second quarter of 2009.

Financial Results

Revenue for the second quarter of 2010 was $173.8 million, an increase of 56.7% compared with revenue of $110.9 million for the second quarter of 2009.  Revenue for the six months ended June 30, 2010, was $329.9 million, an increase of 69.0% compared with revenue of $195.2 million for the same period in 2009.

Operating income for the second quarter of 2010 was $59.2 million compared with operating income of $1.8 million for the second quarter of 2009, which included a non-cash charge of $30.4 million related to the acceleration of certain exit options.  Operating income for the six months ended June 30, 2010, was $109.3 million compared with operating income of $9.0 million for the same period in 2009, which included the $30.4 million option acceleration charge and also an $11.1 million charge related to the settlement of a stockholder claim, of which $10.6 million was non-cash.

Net income for the second quarter of 2010 was $35.3 million compared with net income of $1.3 million for the second quarter of 2009, which included the net income effect of $17.1 million related to the option acceleration charge discussed above. Net income for the six months ended June 30, 2010, was $65.1 million compared with net income of $5.1 million for the same period in 2009, which included the net income effect of the option acceleration charge discussed above and also the net income effect of $8.6 million related to the stockholder settlement charge discussed above.

Fully diluted earnings per common share for the second quarter of 2010 was $0.58 compared with fully diluted earnings per common share of $0.02 for the second quarter of 2009. Fully diluted earnings per common share for the six months ended June 30, 2010, was $1.07 compared with fully diluted earnings per common share of $0.07 for the same period in 2009.

The Company’s effective tax rate for the six months ended June 30, 2010, was 40.8%.

Balance Sheet and Cash Flow

As of June 30, 2010, the Company had cash, cash equivalents and marketable securities of $205.9 million, compared with $170.6 million as of December 31, 2009.  The Company generated $45.4 million of cash from operating activities for the six months ended June 30, 2010, compared with $76.5 million for the same period in 2009.

Share Repurchase Authorization

The Company also announced today that its Board of Directors has authorized the repurchase of up to $60.0 million of the Company’s outstanding common shares over the next 12 months.  Under the share repurchase program, the Company may purchase shares from time to time in the open market, through block trades or otherwise.

The timing and extent of any repurchases will depend upon market conditions, the trading price of the Company’s shares and other factors, and be subject to the restrictions relating to volume, price and timing under applicable law. The share repurchase program may be commenced or suspended at any time or from time to time by the Company.

Full-Year 2010 Outlook

Based on the Company’s performance in the first half of 2010, Bridgepoint Education is raising its full-year outlook for net income and fully diluted earnings per common share.  Specifically, the Company now anticipates net income for the full year of $118.0 million to $120.0 million and fully diluted earnings per common share of $1.94 to $1.97.  Earnings per common share is based on an estimated fully diluted weighted average share count of 60.9 million for the full year, which excludes any potential impact from the share repurchase program announced today. Furthermore, Bridgepoint Education now expects capital expenditures to be 5% to 6% of revenue.

The Company continues to expect the following financial and operating metrics for the full-year:

•                  Total student enrollment is expected to be between 69,000 and 71,000.

•                  Revenue is expected to be between $688.2 million and $691.2 million.

•                  Bad debt as a percentage of revenue for 2010 is expected to be 5.1%.

•                  The Company’s effective tax rate for 2010 is estimated to be 40.8%.

Earnings Conference Call and Webcast

The Company will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today to discuss its latest financial results, full-year 2010 outlook and recent developments. The dial-in number for callers in the United States and Canada is (888) 204-6674 and for international callers is (913) 312-0676. The access code for all callers is 1482664. A live webcast will also be available on the Company’s website at www.bridgepointeducation.com/investment.

A replay of the call will be available via telephone through August 11, 2010. To access the replay, dial (888) 203-1112 in the United States or Canada and (719) 457-0820 for international callers; then enter the access code 1482664.

About Bridgepoint Education

Bridgepoint Education’s postsecondary education services focus on offering associate’s, bachelor’s, master’s and doctoral programs in such disciplines as business, education, psychology, social sciences and health sciences.  Bridgepoint Education’s regionally accredited academic institutions — Ashford University and University of the Rockies — deliver their programs online as well as at traditional campuses located in Clinton, Iowa, and Colorado Springs, Colorado.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of financial resources. These forward-looking statements are based on assumptions and estimates including, without limitation, those regarding: projections, predictions, expectations, estimates or forecasts as to the Company’s business, financial and operational results and future economic performance; the ability of Ashford University to comply with the U.S. Department of Education’s proposed gainful employment regulations; the Company’s authorization to repurchase outstanding shares of its common stock;  the Company’s value proposition to students; competitiveness of the Company’s tuition; ability to continue to transfer credits from other institutions; ability to maintain and improve the quality of the Company’s education; management of future growth and scalability; development of military and corporate channels; estimates of new hires; proposed new programs; expectations that the Company can effectively manage the business within the regulatory environment; expectations regarding enrollments, financial position, results of operations and liquidity; management’s goals and objectives; and other similar matters that are not historical facts.  Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.

Forward-looking statements should not be interpreted as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s good faith belief as of that time with respect to future events. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to: the Company’s inability to influence the U.S. Department of Education’s Office of Inspector General (OIG) to change the findings and recommendations in the OIG’s draft audit report; the Company’s inability to address the findings and recommendations in the OIG’s draft audit report or the ultimate findings and recommendations of the OIG’s final audit report; proposed new jurisdiction requirements of the Higher Learning Commission which could affect the accreditation of the Company’s academic institutions; the imposition of fines or other corrective measures against the Company’s academic institutions; the Company’s failure to comply with the extensive regulatory framework applicable to its industry, including Title IV of the Higher Education Act and its regulations, state laws and regulatory requirements and accrediting agency requirements, including new regulations proposed by the U.S. Department of Education regarding gainful employment, incentive compensation, state authorization and other matters; adverse regulatory changes affecting the Company’s industry; the Company’s inability to continue to develop awareness among, to recruit and to retain students; competition in the postsecondary education market and its potential impact on the Company’s market share, recruiting cost and tuition rates; reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions; the Company’s ability to attract and retain the personnel needed to sustain and grow its business; the Company’s inability to develop new programs or expand its existing programs in a timely and cost-effective manner; economic or other developments potentially impacting demand in the Company’s core disciplines or the availability or cost of Title IV or other funding; and other factors discussed in Part II, Item 1A (Risk Factors) of the Company’s quarterly report on Form 10-Q filed on or about August 3, 2010, and in other reports the Company may file with the Securities and Exchange Commission from time to time.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)
Revenue	$173,840	$110,908	$329,907	$195,183
Costs and expenses:
Instructional costs and services	43,257	28,357	82,693	50,491
Marketing and promotional	50,096	39,655	94,309	68,760
General and administrative	21,257	41,093	43,588	66,976
Total costs and expenses	114,610	109,105	220,590	186,227
Operating income	59,230	1,803	109,317	8,956
Other income, net	370	44	617	116
Income before income taxes	59,600	1,847	109,934	9,072
Income tax expense	24,330	587	44,841	3,925
Net income	35,270	1,260	65,093	5,147
Accretion of preferred dividends	—	(103)	—	(645)
Net income available to common stockholders	$35,270	$1,157	$65,093	$4,502
Earnings per common share:
Basic	$0.65	$0.02	$1.19	$0.08
Diluted	$0.58	$0.02	$1.07	$0.07
Weighted average common shares outstanding used in computing earnings per common share:
Basic	54,608	46,066	54,490	24,938
Diluted	60,728	52,236	60,613	30,280

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	As of June 30,	As of December 31,
	2010	2009
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$185,870	$125,562
Restricted cash	25	25
Marketable securities	20,009	44,988
Accounts receivable, net	81,517	43,232
Deferred income taxes	3,545	4,027
Prepaid expenses and other current assets	12,712	9,581
Total current assets	303,678	227,415
Property and equipment, net	55,845	47,362
Goodwill and intangibles	3,322	3,201
Deferred income taxes	13,986	13,491
Other long term assets	4,696	3,762
Total assets	$381,527	$295,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,006	$2,870
Accrued liabilities	23,646	24,579
Deferred revenue and student deposits	125,210	121,752
Other current liabilities	—	172
Total current liabilities	159,862	149,373
Rent liability	9,752	6,896
Other long term liabilities	5,673	4,353
Total liabilities	175,287	160,622
Commitments and contingencies	—	—
Total stockholders’ equity	206,240	134,609
Total liabilities and stockholders’ equity	$381,527	$295,231

BRIDGEPOINT EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2010	2009
	(In thousands)
Cash flows from operating activities
Net income	$65,093	$5,147
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	16,262	9,097
Depreciation and amortization	3,776	2,467
Amortization of premium/discount	(12)	—
Deferred income taxes	(13)	(11,889)
Stock-based compensation	3,681	32,007
Excess tax benefit of option exercises	(757)	(429)
Stockholder settlement (non-cash portion)	—	10,577
Loss of disposal of fixed asset	—	42
Changes in operating assets and liabilities:
Accounts receivable	(54,547)	(22,551)
Prepaid expenses and other current assets	(3,131)	1,100
Other long-term assets	(934)	47
Accounts payable and accrued liabilities	7,899	4,907
Deferred revenue and student deposits	3,458	42,679
Other liabilities	4,638	3,310
Net cash provided by operating activities	45,413	76,511

Cash flows from investing activities
Capital expenditures	(12,060)	(12,015)
Purchase of marketable securities	(5,009)	(10,000)
Business acquisition	—	(1,500)
Restricted cash	—	(25)
Capitalized course development costs	(259)	—
Maturities of marketable securities	30,000	—
Net cash provided by (used in) investing activities	12,672	(23,540)

Cash flows from financing activities
Proceeds from the issuance of common stock	—	28,777
Proceeds from exercise of stock options	411	38
Excess tax benefit of option exercises	757	429
Issuance of common stock under ESPP	501	—
Proceeds from exercise of warrants	1,188	973
Payments of notes payable	—	(26)
Payments on conversion of preferred stock	—	(27,707)
Payments of capital lease obligations	(634)	(74)
Net cash provided by financing activities	2,223	2,410
Net increase in cash and cash equivalents	60,308	55,381
Cash and cash equivalents at beginning of period	125,562	56,483
Cash and cash equivalents at end of period	$185,870	$111,864

Supplemental disclosure of noncash investing and financing activities:
Purchase of equipment included in accounts payable and accrued liabilities	$810	$853